EXHIBIT 10.17(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) entered into on October 11, 2017, is among EARTHSTONE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), EARTHSTONE OPERATING, LLC, a Texas limited liability company (“EO”), EF NON-OP, LLC, a Texas limited liability company (“EF”), SABINE RIVER ENERGY, LLC, a Texas limited liability company (“Sabine”), EARTHSTONE LEGACY PROPERTIES, LLC, a Texas limited liability company (“ELP”), LYNDEN USA OPERATING, LLC, a Texas limited liability company (“LUO”), BOLD ENERGY III LLC, a Texas limited liability company (“BE”) and BOLD OPERATING, LLC, a Texas limited liability company (“BO”), as guarantors (EO, EF, Sabine, ELP, LUO, BE and BO, each a “Guarantor” and collectively, the “Guarantors”); each Lender (defined below) who is a signatory hereto and BOKF, NA dba BANK OF TEXAS, a national banking association, as administrative agent (“Agent”) for the Lenders. The party or parties are sometimes individually referred to herein as a “Party” or collectively referred to as “Parties.”

R E C I T A L S

WHEREAS, Borrower, Agent and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain Credit Agreement dated as of May 9, 2017 (as may be amended, modified or restated from time to time, the “Credit Agreement”), whereby the Lenders agreed to make available to Borrower a credit facility upon the terms and conditions set forth therein; and

WHEREAS, Borrower has requested that Agent and the Lenders amend certain provisions of the Credit Agreement as provided herein; and

WHEREAS, subject to the terms hereof, the Agent and the Lenders are willing to agree to the amendment of certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Parties to this Amendment hereby agree as follows:

SECTION 1.Defined Terms. Except as may otherwise be provided herein, all capitalized terms which are defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

SECTION 2.Amendment to Credit Agreement. Subject to the conditions precedent set forth in Section 3 hereof:

(a)Section 1.02 of the Credit Agreement is hereby amended by inserting the following as new definitions:

“DCS Expiration” means the later of (x) November 9, 2022 and (y) the date set forth in clause (i) of “Revolving Credit Termination Date” at the time such Disqualified Capital Securities are issued.

“Disqualified Capital Securities” means any capital stock of such Person that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by Borrower) or is mandatorily redeemable for any consideration (other than capital stock which would not constitute Disqualified Capital Securities), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable for any consideration (other than capital stock which would not constitute Disqualified Capital Securities) at the option of the holder thereof, in whole or in part, prior to the DCS Expiration, (iii) is convertible into or exchangeable or exercisable (unless at the sole option of Borrower) for Debt (unless such conversion, exchange or exercise is at the option of the holder thereof and only exercisable after the DCS Expiration), (iv) contains any mandatory repurchase or payment obligation for any consideration (other than capital stock which would not constitute Disqualified Capital Securities), except for payments permitted under Section 9.04 or (v) contains any repurchase or payment obligation for any consideration (other than capital stock which would not constitute Disqualified Capital Securities) at the option of the holder thereof, in whole or in part, prior to the DCS Expiration, except for payments permitted under Section 9.04.

“Preferred Equity” means any preferred Capital Securities that rank senior to Borrower’s common Capital Securities with respect to payment of distributions and/or distribution of assets upon liquidation, dissolution or winding-up of Borrower, but specifically excluding any such Capital Securities that constitute Disqualified Capital Securities.

“Subordinated Debt” means any term Debt of Borrower for borrowed money, other than revolving Debt, and any Disqualified Capital Securities of Borrower (and any refinancing or replacement of such term Debt or Disqualified Capital Securities), in any event, issued after October 11, 2017 which meets all of the following requirements:

(a)the agreements and instruments governing such term Debt or Disqualified Capital Securities shall not contain (i) any affirmative or negative covenant (including financial covenants) that is materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of term Debt or Disqualified Capital Securities and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (a)(i), (ii) any restriction on the ability of Borrower or any of its Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents except, in the case of term Debt, as provided pursuant to an intercreditor agreement or other agreement, the terms of which are reasonably satisfactory to the Agent and the Required Lenders  (an “Intercreditor Agreement”), (iii) any restrictions on the ability of any Subsidiary of Borrower to guarantee the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated), provided that, in the case of term Debt, a requirement that any such Subsidiary also guarantee such term Debt shall not be deemed to be a violation of this clause (iii), (iv) any restrictions on the ability of Borrower or any Subsidiary of Borrower to pledge assets as collateral security for the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated but not increased) other than, with respect to such term Debt that is secured, any such restrictions otherwise being satisfactory to the Agent and the Majority Lenders; provided that, in any event, (x) a requirement that such term Debt be secured in compliance with clause (b) below shall not be deemed to be a violation of this clause (iv) and (y) a requirement that such term Debt be secured by the same assets that serve as collateral security for the Obligations shall not be deemed to be a violation of this clause (iv), (v) any cap or restrictions on the ability of Borrower or any Subsidiary of Borrower to incur Debt under this Agreement or any other Loan Document, except as provided in an Intercreditor Agreement; (vi) in the case of term Debt, a scheduled maturity date that is the later of (x) November 9, 2022 and (y) the date 180 days after the date set forth in clause (i) of “Revolving Credit Termination Date” at the time such Debt is incurred, (vii) in the case of Disqualified Capital Securities, (x) a maturity (excluding any maturity as the result of an optional redemption by Borrower) or a requirement that it be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the DCS Expiration Date, or (y) any mandatory repurchase or payment obligation or other repurchase or payment obligation (in each case except for payments permitted under Section 9.04) on or prior to the DCS Expiration Date, (viii) in the case of Disqualified Capital Securities, any requirement that it be secured or (ix) any amortization or other scheduled principal payments or, except as permitted by the Intercreditor Agreement, any mandatory principal payments, other than at the scheduled maturity thereof (other than customary offers to purchase upon a change of control and customary acceleration rights after an event of default);

(b)if such term Debt is secured, the Liens securing such Debt covers the same assets which serve as collateral for the Obligations pursuant to the Loan Documents and are subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement;

(c)on the date of incurrence of such term Debt or Disqualified Capital Securities, immediately before and after giving effect to such incurrence and any concurrent repayment of Debt with the proceeds thereof, Borrower is in compliance, on a pro forma basis, with Section 9.12 of this Agreement; and

(d)no Default or Event of Default exists on the date of incurrence of such term Debt or Disqualified Capital Securities or will occur immediately after, and as a result of, the issuance of such term Debt or Disqualified Capital Securities.

(b)The definition of “Change of Control” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Change of Control” means (a) Frank A. Lodzinski shall cease or fail for any reason to serve and function as the Chief Executive Officer of Borrower and he shall not be succeeded in such position by an individual reasonably acceptable to the Majority Lenders or (b) any “change in control” (as set forth in any document governing any Subordinated Debt) occurs that obligates Borrower or any other Loan Party to repurchase, redeem or repay all or any part of the Subordinated Debt provided for therein.

(c)Clause (xi) of the definition of “Debt” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(xi) Disqualified Capital Securities (for purposes hereof, the amount of any Disqualified Capital Securities shall be its liquidation value and, without duplication, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Capital Securities);”

(d)Section 2.07(b) of the Credit Agreement is hereby amended by adding the following as a new clause (vii):

“(vii)Subordinated Debt.  Upon each reduction of the Borrowing Base under Section 2.08(h) resulting from the issuance of Subordinated Debt, if a Borrowing Base Deficiency then exists or results therefrom, then the Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such issuance of Subordinated Debt in an amount necessary to eliminate such Borrowing Base Deficiency.  If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b).  Notwithstanding anything in this Agreement to the contrary, if at the time of any issuance of Subordinated Debt a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such issuance of Subordinated Debt to the extent necessary to eliminate the portion of the Borrowing Base Deficiency resulting from such issuance of Subordinated Debt and such preexisting Borrowing Base Deficiency; and Borrower shall remain obligated, pursuant to the terms of this Agreement, to eliminate any Borrowing Base Deficiency remaining after prepaying the Loans with the net proceeds from such issuance of Subordinated Debt.”

(e)Section 2.08 of the Credit Agreement is hereby amended by (i) renumbering existing clause (h) as clause (i) and (ii) adding the following as a new clause (h):

“(h)Redetermination Concurrent with Subordinated Debt Issuance.  Effective immediately upon the issuance of any Subordinated Debt by Borrower on or after May 1, 2018, the Borrowing Base shall automatically reduce on the effective date of such issuance by an amount equal to twenty-five percent (25%) of (A) the amount of such Subordinated Debt issued minus (B) to the extent such Subordinated Debt constitutes a refinancing of existing Subordinated Debt, the amount of existing Subordinated Debt being refinanced thereby.”

(f)Section 8.01(d) of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Promptly after Borrower knows that any “default” or any “event of default” has occurred under any document or agreement for Subordinated Debt, a notice of such occurrence, describing the same in reasonable detail and the action Borrower proposes to take with respect thereto.”

(g)Section 8.01(j) of the Credit Agreement is hereby amended by adding the following after the words “similar agreement”:

“(including any agreement relating to Subordinated Debt)”

(h)Article VIII of the Credit Agreement is hereby amended by adding the following as a new Section 8.15:

“Section 8.15Designation of Senior Debt.     Borrower shall, and shall cause each Subsidiary of Borrower to, designate all Obligations as “designated senior indebtedness” under any Subordinated Debt documents or agreements.”

(i)Section 9.01 of the Credit Agreement is hereby amended by (i) renumbering existing clause (h) as clause (i) and (ii) adding the following as a new clause (h):

“(h)Subordinated Debt of Borrower and the guaranties given by Subsidiaries of Borrower with respect thereto; provided that, such Subordinated Debt does not exceed $100,000,000 in the aggregate.”

(j)Section 9.02 of the Credit Agreement is hereby amended by adding the following as a new clause (g):

“(g)Liens securing Subordinated Debt that is term Debt so long as (i) the creation, incurrence, assumption or existence of such Liens is permitted under an Intercreditor Agreement pertaining to such Subordinated Debt and (ii) such Subordinated Debt is permitted under Section 9.01(h) above.”

(k)Section 9.04 of the Credit Agreement is hereby amended by adding the following as new clauses (d) and (e):

“(d)cash distributions payable by Borrower to the holders of Borrower’s Disqualified Capital Securities, provided (i) no such Restricted Payment shall exceed the cash amount required to be paid pursuant to the documents and agreements governing such Disqualified Capital Securities (for the avoidance of doubt, this clause (i) does not require Borrower to elect a payment in kind option for payment of distributions when such option is available), (ii) both before and after giving effect to the making of such Restricted Payment, no Default exists, (iii) both before and after giving effect to the making of such Restricted Payment, the pro forma Leverage Ratio shall be less than 3.00 to 1.00, and (iv) both before and after giving effect to the making of such Restricted Payment, the Borrowing Base Utilization is less than eighty-five percent (85%).

(e)cash distributions payable by Borrower to the holders of Borrower’s Preferred Equity provided (i) no such Restricted Payment shall exceed the cash amount required to be paid pursuant to the documents and agreements governing such Preferred Equity (for the avoidance of doubt, this clause (i) does not require Borrower to elect a payment in kind option for payment of distributions when such option is available), (ii) both before and after giving effect to the making of such Restricted Payment, no Default exists, (iii) both before and after giving effect to the making of such Restricted Payment, the pro forma Leverage Ratio shall be less than 3.00 to 1.00, and (iv) both before and after giving effect to the making of such Restricted Payment, the Borrowing Base Utilization is less than eighty-five percent (85%).”

(l)The parenthetical in Section 9.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(other than (x) the Loan Documents and (y) documents and agreements relating to Subordinated Debt, to the extent permitted by the Intercreditor Agreement pertaining to such Subordinated Debt)”

(m)Article IX of the Credit Agreement is hereby amended by adding the following as new Sections 9.21 and 9.22:

“Section 9.21Subordinated Debt.     Borrower shall not, nor shall it permit any of its Subsidiaries to, make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of any Subordinated Debt prior to the scheduled maturity or due date thereof in any manner, or make any such payment in violation of any Intercreditor Agreement applicable thereto; provided that, the conversion, exchange, exercise or redemption of such Subordinated Debt for, or using the proceeds of, other Subordinated Debt that is permitted by this Agreement or Capital Securities (other than Capital Securities that constitute Disqualified Capital Securities) of Borrower that is (i)  in accordance with the terms of such Subordinated Debt and (ii) permitted under the Intercreditor Agreement, if any, pertaining to such Subordinated Debt shall not be a violation of this Section 9.21.

Section 9.22Additional Liens.     Borrower shall not, nor shall it permit any of its Subsidiaries to, grant a Lien on any Property to secure any Subordinated Debt without first (a) giving fifteen days’ prior written notice to Agent thereof and (b) granting to Agent to secure the Obligations an Lien in the same Property pursuant to Security Instruments in form and substance satisfactory to Agent.  In connection therewith, Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as may reasonably be requested by the Agent.”

(n)Section 10.01 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (m) and replacing it with “; or” and (ii) adding the following as new clauses (n) and (o):

“(n)an “event of default” under any document or agreement relating to Subordinated Debt shall have occurred; or

(o)any of the provisions of any Intercreditor Agreement shall, for any reason, cease to be valid and binding or otherwise cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Loan Party or any holder of Subordinated Debt, or shall be repudiated in writing by any such Person.”

(o)Amendments for section cross-reference updates.

i.	The Credit Agreement is amended by replacing the reference to “Section 2.08(h)” in the definition of “Redetermination Date” with “Section 2.08(i)”.

ii.	The Credit Agreement is amended by replacing the reference to “Section 2.08(f) or Section 2.08(g)” in Section 2.07(b)(ii) with “Section 2.08(f), Section 2.08(g) or Section 2.08(h)”.

iii.	The Credit Agreement is amended by replacing the reference to “Sections 2.08(d), (e) and (f)” in Section 2.08(a) with “Sections 2.08(d), (e), (f), (g) and (h)”.

iv.	The Credit Agreement is amended by replacing the reference to “Sections 2.08(d), (e), (f) or (g)” in Section 2.08(a) with “Sections 2.08(d), (e), (f), (g) or (h)”.

SECTION 3.  Conditions of Effectiveness.  The obligations of Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment of the following conditions precedent:

(a)Agent shall have received counterparts of this Amendment, which shall have been executed by the Lenders, Borrower and the Guarantors.

(b)Borrower shall have made payment of all fees and expenses due and owing under the Credit Agreement including such fees and expenses specified in Section 6.

(c)All representations and warranties set forth in each of the Loan Documents shall be true and correct.

(d)No Material Adverse Effect shall have occurred.

(e)No Default or Event of Default shall have occurred.

SECTION 4.Representations and Warranties. Borrower and each Guarantor represents and warrants to Agent and the Lenders, with full knowledge that Agent and the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a)It has the power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of itself, as applicable, requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)This Amendment and each other document executed and delivered in connection herewith constitute its legal, valid and binding obligation, to the extent it is a party thereto, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)This Amendment does not and will not violate any provisions of (i) its Charter Documents; (ii) any contract, agreement, or instrument to which it is a party; or (iii) any requirement of any governmental authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon its properties other than those permitted by the Credit Agreement and this Amendment.

(d)Its execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e)As of the date of this Amendment, it is solvent and has taken no action such as may invoke applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(f)No Default or Event of Default exists, and all of the representations and warranties made by it contained in the Credit Agreement are true and correct in all material respects on and as of this date other than those which have been disclosed to Lenders in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date).

Except to the extent expressly set forth herein to the contrary, nothing in this Section 4 is intended to amend any of the representations or warranties contained in the Agreement.

SECTION 5.Reference to and Effect on the Credit Agreement.

(a)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document.

(b)Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 6.Fees, Cost, and Expenses. Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of Agent, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 7.Extent of Amendment. Except as otherwise expressly provided herein, neither the Credit Agreement nor the other Loan Documents are amended, modified or affected by this Amendment. Borrower and each Guarantor hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement, as applicable, remain in full force and effect, (ii) each of the other Loan Documents to which it is a party are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral granted by it is unimpaired by this Amendment.

Nothing contained in this Amendment nor any past indulgence by Agent and/or the Lenders, nor any other action or inaction on behalf of Agent and/or the Lenders (i) shall constitute or be deemed to constitute a waiver of any unknown or future Defaults or Events of Default which may now or in the future exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Agent and/or the Lenders or a waiver of any of the rights or remedies of Agent and/or the Lenders provided in the Credit Agreement or the other Loan Documents or otherwise afforded at law or in equity.

SECTION 8.Grant and Affirmation of Security Interest. Borrower and each Guarantor hereby confirms and agrees that (i) any and all liens, security interests and other security or Collateral granted by it and now or hereafter held by Lenders as security for payment and performance of the Obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations, and (ii) the Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 9. Claims; Release. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Agent and the Lenders to enter into this Amendment, Borrower and each Guarantor hereby represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower or any Guarantor to Agent and/or the Lenders.  In consideration of the amendments contained herein, Borrower and each Guarantor hereby waives and releases each of the Lenders and Agent from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

SECTION 10.Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (such as Portable Document Format) and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 12.Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 13.NO ORAL AGREEMENTS. The rights and obligations of each of the parties to the loan documents shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This Amendment and the other written loan documents executed by Borrower, Guarantor, Agent and/or the Lenders (together with any fee letters as they relate to the payment of fees after the closing date) represent the final agreement between such parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

[signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

BORROWER:

EARTHSTONE ENERGY HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Executive Vice President and Chief Financial
Officer

GUARANTORS:

EARTHSTONE OPERATING, LLC,
a Texas limited liability company
EF NON-OP, LLC,
a Texas limited liability company
SABINE RIVER ENERGY, LLC,
a Texas limited liability company
EARTHSTONE LEGACY PROPERTIES, LLC,
a Texas limited liability company
LYNDEN USA OPERATING, LLC,
a Texas limited liability company
BOLD ENERGY III LLC,
a Texas limited liability company
BOLD OPERATING, LLC,
a Texas limited liability company

Each by:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Executive Vice President and Chief Financial
Officer

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER AND AGENT:

BOKF, NA dba BANK OF TEXAS,
as Agent and Lender

By:	/s/ Martin W. Wilson
Martin W. Wilson
Senior Vice President

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

Wells Fargo Bank, N.A.
as Lender

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Director

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

Royal Bank of Canada,
as Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

SUNTRUST BANK,
as Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Managing Director

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

KeyBank National Association,
as Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

IBERIABANK,
as Lender

By:	/s/ Stacy Goldstein
Name:	Stacy Goldstein
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)